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                                                                  Exhibit (n)(3)


INDEPENDENT AUDITORS' CONSENT

ANZ Exchangeable Preferred Trust:

We consent to the inclusion in this Pre-Effective Amendment No. 2 to Registration Statement Nos. 333-58751 and 811-08865 of ANZ Exchangeable Preferred Trust (the "Trust") on Form N-2 of our report dated September 1, 1998 relating to the audit of the statement of assets and liabilities of the Trust and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
September 1, 1998